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                                  EXHIBIT 23.2

             Consent of Arthur Andersen LLP dated October 31, 1996
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and all references to our firm) on the Statement of Gross Income and Direct Operating Expenses of the Nantucket Square Shopping Center for the year ended December 31, 1994 included in or made a part of this Post-Effective Amendment No. 1 to Form S-11.





                                                    /s/      Arthur Andersen LLP





Chicago, Illinois
October 31, 1996